EXHIBIT 10.7


PUERTO RICAN CEMENT COMPANY INC.


February 26, 1993


The Bank of Nova Scotia
Hato Rey Branch
273 Ponce de Leon 4th Floor
Hato Rey, Puerto Rico

Attention:  Mr. Victor Irizarry

Re: $16,000,000 financing mill conversion project Puerto Rican Cement Company, Inc.

Gentlemen:

We hereby enclose a copy of your letter dated January 19, 1993 indicating terms and conditions under which a $16,000,000 financing for the subject project has been approved by the Bank of Nova Scotia. Said letter has been accepted by the undersigned on behalf of Mr. Hector del Valle, subject to these additional conditions:

         a) Drafting of Loan Agreement covering terms and conditions of the financing which shall be approved by the company's counsel Dominguez & Totti.

         b) Final approval by the Board of Directors of the company for the execution of such agreement.

         c) Final discussion and acceptance of the terms to be included in such Agreement covering the conditions under which a defeasance reserve at Borrower's option will be executed.

Upon execution of such Loan Agreement we will provide advanced payment of front end fee of $40,000 as part of the cost of subject credit.

Very truly yours,
/s/ Jose O. Torres
Jose O. Torres
Vice President Finance





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EXHIBIT 10.7

                                                The Bank of Nova Scotia
                                                   Hato Rey Branch
                                                   273 Ponce de Leon 4th. Floor
                                                   Hato Rey, Puerto Rico
                                                   G.P.O. Box BM
January 19, 1993                                   San Juan, P.R. 00936
                                                   Cable "SCOTIABANK"
Mr. Hector del Valle
President
Puerto Rican Cement Co., Inc.
P.O. Box 4487
San Juan,  P.R. 00936-4487

Dear Mr. Del Valle:

         We are pleased to confirm that subject to acceptance by the company, The Bank of Nova Scotia (the "Bank") will make available to Puerto Rican Cement Co., Inc. ("the "Borrower") the following credit facilities on the terms and conditions set out below and in the Schedule A attached hereto (collectively called the "Commitment Letter").

CREDIT A                            AUTHORIZED AMOUNT: $16,000,000

TYPE             :        Non-Revolving.

PURPOSE          :        To provide bridge financing for improvements to the
                          company's plant and equipment.

CURRENCY         :        United States Dollars.

AVAILMENT        :        The borrower may utilize the credit by way of Direct
                          advances evidenced by the Borrower's Demand
                          Promissory Note(s) providing all the terms and conditions of the credit are met.

INTEREST
RATE             :        One (1) percent over our net cost of 936 funds, if
                          available, or one (1) percent over the Bank's London
                          Interbank Offer Rate (LIBOR) adjusted, or one (1) percent over The Bank of Nova Scotia Base Rate in the
                          City of New York, fluctuating concurrently with any changes on such Base Rate. Interest will be payable monthly.

                          Borrower will have the option to fix interest rate on the full amount or a portion of the loan, up to the term of the loan, subject to availability to the Bank of back to back funds.


FEES             :        Front end fee of $40,000 payable upon acceptance of
                          this commitment letter.





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EXHIBIT 10.7


PUERTO RICAN CEMENT CO., INC.                                                  2

TERM AND
REPAYMENT
ARRANGEMENT      :        The loan is repayable in full on completion of the
                          improvements or by December 31, 1995, whichever is earlier, from proceeds of Credit B.

PREPAYMENT       :        No prepayments permitted at any time in whole or in
                          part when advances are funded with 936 or LIBOR deposits, except on rollover dates.

SPECIFIC
SECURITY         :        Unsecured.


CREDIT B                           AUTHORIZED AMOUNT: $16,000,000

TYPE             :        Non-Revolving and/or Stand-by Letter of Credit

PURPOSE  :                To repay Credit A by way of a direct non revolving
                          (five year) loan or the establishment of a Standby
                          Letter of Credit to provide credit enhancement for five year capital notes to be sold directly to 936 eligible companies.

CURRENCY         :        United States Dollars.

AVAILMENT        :        The borrower may utilize the credit by way of Direct
                          advances evidenced by the Borrower's Demand
                          Promissory Note(s) providing all the terms and
                          conditions of the credit are met.
INTEREST
RATE             :        One (1) percent over our net cost of 936 funds, if
                          available or one (1) percent over the Bank's
                          London Interbank Offer Rate (LIBOR) adjusted, or one
                          (1) percent over The Bank of Nova Scotia Base Rate in the City of New York, fluctuating concurrently with any changes on such Base Rate.





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EXHIBIT 10.7


PUERTO RICAN CEMENT CO., INC.                                                  3


                          Borrower will have the option to fix interest rate on the full amount or a portion of the loan, up to the term of the loan, subject to availability to the Bank of back to back funds.

                          In the event of any drawdown under the Standby Letter of Credit, interest will be applied on the outstanding amount of any of such unpaid drawdowns at the rate of one (1) percent over The Bank of Nova Scotia Base Rate in the City of New York, fluctuating concurrently with any change on such Base Rate.

COMMISSIONS      :        One (1) percent per annum on the Stand-by Letter of
                          Credit facility.


TERM AND
REPAYMENT
ARRANGEMENT      :        The term of the loan is 5 years.  Principal is to be
                          paid in full at maturity at the end of the fifth year from disbursement date. Any drawdown under the Standby Letter of Credit will be immediately repaid from Borrower's own resources.

PREPAYMENT       :        No prepayments permitted at any time in whole or in
                          part when advances are funded with 936 or LIBOR deposits, except on rollover dates.

SPECIFIC
SECURITY         :        Unsecured.


CONDITIONS
PRECEDENT        :        The following conditions must be met prior to the
                          interim disbursement:

                                        All required permits from the various
                                        governmental agencies to be in place
                                        and provided to the Bank.

                                        Detailed final budget to be provided to
                                        the Bank.

GENERAL
CONDITIONS       :        Until all debts and liabilities have been discharged
                          in full, the following conditions will apply in respect of the credits:





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EXHIBIT 10.7


PUERTO RICAN CEMENT CO., INC.                                                  4



                                  -        A new Loan Agreement to be prepared
                                           and/or reviewed by the Bank's
                                           attorneys to cover the now
                                           authorized increased loans.

                                  -        Advances to be made against
                                           certifications duly reviewed and
                                           approved by our appointed engineer,
                                           cost of which is for Borrower's
                                           account.

                                  -        Selected contractor, other than the
                                           Borrower, to be fully bonded
                                           (payment and performance).

                                  - Adequate builder's risk insurance to be in place.

                                  - Usual qualification documentation to be provided when loans are funded with 936 deposits.

                                  -        Quarterly in-house financial
                                           statements to be provided within 45
                                           days of each quarter.

                                  -        Annual audited financial statements
                                           to be provided within 90 days of
                                           each fiscal year end.

                                  -        Construction progress report is to
                                           be provided monthly.

                                  -        The facility will be subject to
                                           periodic and/or annual review.

The credit facilities herein outlined in this Commitment Letter may at any time be participated to the Bank's subsidiary, Scotiabank de Puerto Rico.

The above credits are in addition to an existing Non-Revolving loan with a balance of $8,571 428 granted to Puerto Rican Cement Co., Inc. and Desarrollos Multiples Insulares, Inc. and Florida Lime Corp., covered under a Loan Agreement dated December 6, 1989 with the former Banco de Ponce, as amended on December 21, 1990 and August 23, 1991, which terms and conditions remain unchanged, and an Operating facility for $4,000,000 available to Puerto Rican Cement Co., Inc. The said credits were purchased from Banco Popular de Puerto Rico by our subsidiary, Scotiabank de Puerto Rico under a Purchase and Assumption Agreement on dated May 21, 1991.





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EXHIBIT 10.7


PUERTO RICAN CEMENT CO., INC.                                                  5



If the terms and conditions set out above are acceptable to you, please sign the enclosed copy of this letter in the space indicated below and return to us by the close of business on January 29, 1993. If not accepted by that date, the offer will lapse.

We look forward to a continued cordial and mutually beneficial relationship.

                                                    Yours truly,


                                                    /S/ David F. Babensee
                                                    ----------------------
                                                    David F. Babensee


Terms and conditions set out above and in Schedule A attached hereto are hereby acknowledged and accepted by:

                                        PUERTO RICAN CEMENT CO.,  INC.



                                                           BY:
                                                          HECTOR DEL VALLE
                                                                PRESIDENT


                                                           DATE:





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EXHIBIT 10.7


                                   SCHEDULE A


                   ADDITIONAL TERMS AND CONDITIONS APPLICABLE
                                 TO ALL CREDITS



Calculation and Payment of Interest

1. Interest on loans/advances made will be calculated on a daily basis and payable monthly on the 22nd day of each month, (unless otherwise stipulated by the Bank). Interest shall be payable not in advance on the basis of a 360 day year for the actual number of days elapsed when advances drawn in 936 and/or LIBOR funds and shall be payable not in advance on the basis of a 365 day year for the actual number of days elapsed when advances drawn in conventional funds both before and after demand of payment or default and/or judgement.

         "Base Rate", as used herein, is a variable per annum reference rate of interest as announced and adjusted by the Bank from time to time for United States dollar loans made in the United States and Puerto Rico. No representation is made that the said rate is the lowest or most favourable rate offered.

         "LIBOR" (London Interbank Offer Rate) adjusted shall mean, with respect to an interest period for an advance, the rate per annum at which United States dollar deposits of equal (or more) amounts in United States dollars are offered by the principal office of The Bank of Nova Scotia in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two business days before the first day of such interest period for a period equal to such interest period and adjusted for patente costs. The period between the day hereof and the day of payment in full of the principal amount thereof shall be divided into successive periods, each such period being an interest period.

Indemnity Provision

2. If the introduction of, or any change in, or in the interpretation of, or any change in its application to the Borrower of, any law or regulation, or compliance with any guideline from any central bank or other governmental authority (whether or not having the force of law) has the effect of increasing the cost to the Bank of performing its obligations hereunder or otherwise reducing its effective return hereunder or on its capital allocated in support of the credit(s), then upon demand from time to time the Borrower shall compensate the Bank for such cost or reduction pursuant to a certificate reasonably prepared by the Bank.





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EXHIBIT 10.7


PUERTO RICAN CEMENT CO., INC.                                                  7


                 (a)      Prepayment Without Fee

                          In the event of the Borrower becoming liable for such costs, the Borrower shall have the right to cancel without fee all of any unutilized portion of the affected credit (other than any portion in respect of which the Borrower has requested utilization of the credit in which case cancellation may be effected upon indemnification of the Bank for any costs incurred by the Bank thereby), and to prepay, without fee the outstanding principal balance thereunder as long as same has been drawn in conventional funds, other than the face amount of any document or instrument issued or accepted by the Bank for the account of the Borrower, such as a Letter of Credit, a Guarantee or a Banker's Acceptance.


                 (b)      Prepayment of Fixed Advances

                          If any prepayment is made, for any reason, of an advance bearing a fixed rate of interest, including without limitation a 936 or LIBOR funded advance, the Borrower shall compensate the Bank for the cost of any early termination of its funding arrangements in accordance with its normal practices, such costs to be notified to the Borrower in a certificate reasonably prepared by the Bank.

Notice of Drawdown/Payments

3. The Borrower shall give the Bank prior notice of a drawdown or payment of any loan/advance as follows:

         - two bank business days when the amount is $5 million dollars or more.

Initial Drawdown

4. The right of the Borrower to obtain the initial drawdown under the Credit(s) is subject to the condition precedent that there shall not have been any material adverse changes in the financial condition of the Borrower or any guarantor of the Borrower.

Periodic Review

5. The obligation of the Bank to make further advances or other accommodation available under any Credit(s) of the Borrower under which the indebtedness or liability of the Borrower is payable on demand, is subject to periodic review and to no adverse change occurring in the financial condition of the Borrower.





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EXHIBIT 10.7


PUERTO RICAN CEMENT CO., INC.                                                  8


Waiver

6. Any waiver by either party of a breach of any part of this Agreement caused by the other party will not operate as or be interpreted as a waiver of any other breach. The failure of a party to insist on strict adherence to any term of the Agreement on one or more occasions is not to be considered to be a waiver of any of their rights under this Agreement or to deprive that party of the right to insist upon strict adherence to that term or any other term in the future. No waiver shall be of any effect unless it is in writing and authenticated by the waiving party.

Brokerage Commission

7. The Borrower agrees to indemnify and hold harmless the Bank, from and against all loss, damage, liability and arising out of, or in connection with, brokerage commissions or finder's fees due or alleged to be due in connection with this offer or the loan to be made pursuant hereto.

Acceleration

8.       (a)     All indebtedness and liability of the Borrower to the Bank payable on demand, is repayable by the Borrower to the Bank at any time on demand;


         (b) All indebtedness and liability of the Borrower to the Bank not payable on demand, shall, at the option of the Bank, become immediately due and payable, the security held by the Bank shall immediately become enforceable, and the obligation of the Bank to make further advances or other accommodation available under the Credits shall terminate, if any one of the following Events of Default occurs:

                 (i) the Borrower fails to make when due, whether on demand or at a fixed payment date, by acceleration or otherwise, any payment of interest, principal fees, commissions or other amounts payable to the Bank;

                 (ii) there is a breach by the Borrower of any other term or condition contained in this Commitment Letter or in any other agreement to which the Borrower and the Bank are parties;

                 (iii) any default occurs under the security listed in this Commitment Letter under the headings "Specific Security" or "General Security" or under any other credit, loan or security agreement to which the Borrower is a party;





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EXHIBIT 10.7


PUERTO RICAN CEMENT CO., INC.                                                  9



                 (iv) any bankruptcy, reorganization, compromise, arrangement, insolvency or liquidation proceedings or other proceedings for the relief of debtors are instituted by or against the Borrower and, if instituted against the Borrower, are allowed against or consented to by the Borrower or are not dismissed or stayed within 60 days after such institution;

                 (v) a trustee is appointed over any property of the Borrower or any judgement or order or any process of any court becomes enforceable against the Borrower or any property of the Borrower or any creditor takes possession of any property of the Borrower;

                 (vi) any adverse change occurs in the financial conditions of the Borrower.

Costs

9. All costs, including legal and appraisal fees incurred by the Bank relative to security and other documentation, shall be for the account of the Borrower and may be charged to the Borrower's deposit account when submitted.





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